Exhibit 32 -- Additional Exhibits

Section 906 Certification
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Pursuant to 18 U.S.C.  1350, the undersigned officer of Lincoln
National Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 4, 2003             /s/ Jon A. Boscia
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                                    Name: Jon A. Boscia
                                    Title: Chairman and Chief
                                    Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required under Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.